EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of November 2004 by and among

                   Vitalstate US  Inc.
                   1499 High Ridge Road
                   Boynton Beach,
                   Florida 33426,
                                                             (the "Corporation")

                       And

                   Lisa Dalberth
                   4488 Woodfield Blvd.
                   Boca Raton, Florida 33434
                                                               (the "Executive")


      WHEREAS the Corporation is engaged in the business of the creation, production, sale and marketing of nutraceuticals (thereinafter the "Business");

      WHEREAS the Corporation wishes to employ the Executive as Chief Financial Officer ("CFO") and the Executive agrees to be so employed, in accordance with terms, covenants and conditions thereinafter set forth;

      NOW, THEREFORE, FOR THE REASONS SET FORTH ABOVE, AND IN CONSIDERATION OF THE MUTUAL PREMISES AND AGREEMENTS HEREINAFTER SET FORTH, THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:

1.    NATURE AND TERM OF SERVICES

1.1 The Corporation hereby employs, engages and hires the Executive as CFO of the Corporation, and the Executive hereby accepts and agrees to such hiring, engagement and employment.

1.2 Nature of Services. The Executive agrees that she shall provide her services to the Corporation on a full-time basis, the whole according to the terms and conditions hereinafter set forth, as an Executive to the Corporation, and her duties as such an Executive shall include oversight and responsibility of all finance and accounting related activities, including those activities handled by outside professionals and as set forth from time to time by the Corporation's board of directors. The services to be performed by the Executive hereunder shall be principally performed from the Corporation headquarters based in Boynton Beach, Florida. reporting directly to the CEO/President. However, it is further understood by all parties that the Executive may indeed exercise her right to move with her family outside of South Florida, thereinafter she will fulfill her duties full time from a home-based office reporting through the Corporate headquarters in Florida directly to the CEO/President. This potential move will in no way cause effect on any other terms or condition of this Agreement.

In her capacity as Chief Financial Officer of the Corporation, the Executive shall perform all of the duties and have all of the obligations as may be provided and determined in the Articles of Incorporation and Bylaws of the Corporation, as the same may be amended from time to time, and as may be determined by the Board and the Executive Committee. Throughout her employment, the Executive shall devote all of her time, energy and skill during regular business hours to the performance of the duties of her employment by the Corporation (reasonable vacation time and reasonable absences due to illness excepted), shall faithfully and industriously perform such duties, and shall diligently follow and implement all management policies and decisions of the Corporation.

1.3 Term. The initial term of this Agreement (the "Term") shall commence November 1, 2004 and shall continue through December 31, 2004. The term of this Agreement shall automatically renew for successive one (1) year terms unless terminated sooner as provided in Section 4 below. The Term shall be renewable, at the option of the Executive and the Corporation as per mutually agreed upon terms, including any extensions thereof, is subject to earlier termination as provided herein.

2.    COMPENSATION

      2.1 Salary. In consideration for the Services to be rendered pursuant to this Agreement, and in further consideration for the confidentiality, non-competition and non-solicitation covenants described in Article 3 thereof, the Corporation shall pay the Executive an initial base annual salary of USD$150,000 per annum (hereinafter the "Salary") subject to the normal deductions at source, payable in semi-weekly installments. During the Term, the annual base Salary shall be reviewed periodically by the Corporation for possible increase.

      Thereafter, any increases to the Base Salary shall be decided, effective on January 1st of each calendar year, beginning on January 1, 2005. The first year Base Salary increase shall be determined based upon mutual agreement between the Executive and the Executive Committee and shall consider such factors as the successful capitalization of the Company. For future years, it is understood that normal and customary Base Salary increases may occur once business conditions improve, but shall not be less than the increase in the Consumer Price Index during such successful periods.

Executive will also be entitled to 4 weeks paid vacation per year / 1 week paid sick time and 2 paid personal days yearly. Vacation time is to be authorized / approved in advanced by CEO / President.


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


2.2 Bonus. The Executive shall be eligible to receive, but shall not be required to receive, an annual bonus (the "Bonus") based upon certain performance parameters against [a plan to be mutually agreed upon by the Executive Committee and the Executive] from time to time. Each Bonus shall correspond to the calendar year and shall be paid to the Executive in one lump sum, subject to deductions and withholding as provided in Section 2(a) above, during the calendar year immediately following the calendar year to which the Bonus relates. [The Executive Committee, in its discretion, shall determine the amount of the Executive's Bonus, if any, and the method of determining eligibility

2.3 Other Benefits. Executive will receive a benefit program paid for 100% by the Corporation, that includes health insurance (with vision care), and dental insurance. The Executive will also be eligible to participate any other benefit plans offered through the Corporation including but not limited to, life insurance, pension plans, retirement or other benefit plans adopted by the Corporation for the general and overall benefit of all Executives of the Corporation.

2.4 Expense Reimbursement. The Corporation will reimburse the Executive for all documented and approved expenses incurred by the Executive in the performance of his duties under this Agreement, to be paid in accordance with the Corporation's practices in effect from time to time. The Corporation will at their sole expense supply a computer for use in the home office and other necessary office hardware (which will remain the property of the Corporation should this agreement expire or be terminated, at which point the executive will be responsible to return the computer to the Corporation).

2.5 Professional Company Membership Dues and Expenses. If desired by the Executive, and as a benefit to the Corporation, the Corporation shall pay for the Executive's expenses of membership, receipt of publications, and other participation in the relevant programs and activities.

3.    CONFIDENTIAL INFORMATION, NON-COMPETITION, AND HOLD HARMLESS

3.1 Definition of Confidential Information. For the purposes of this Agreement, the term "Confidential Information" shall mean, but shall not be limited to, any technical or non-technical data, formulae, patterns, compilations, programs, patents, trade secrets, devices, methods, techniques, drawings, designs, processes, procedures, improvements, models, experimental work, manuals, financial data, financial information, business forecast information, cash requirement information, organization information, valuation information, technical information, scientific information, research information, lists of actual or potential customers or suppliers, of the Corporation and any information regarding any of the Corporation's marketing, sales or dealer network, which is not generally known to the public through legitimate origins. The Corporation and the Executive acknowledge and agree that such Confidential Information is extremely valuable to the Corporation. In the event that any part of the Confidential Information becomes generally known to the public through legitimate origins (other than by breach of this Agreement by the Executive), that part of the Confidential Information shall no longer be deemed Confidential Information for the purposes of this Agreement, but the Executive shall continue to be bound by the terms of this Agreement as to all other Confidential Information.


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


3.2 Non-Disclosure of Confidential Information. Unless otherwise required by law or expressly authorized in writing by the Corporation, the Executive shall not, at any time during or after the Term, directly or indirectly, in any capacity whatsoever, except in connection with services to be performed hereunder, divulge, disclose or communicate to any person, moral or physical, entity, firm or any other third party, or utilize for the Executive's personal benefit or for the benefit of any competitor of the Corporation, any Confidential Information.

3.3 Delivery Upon Termination. Confidential Information and all embodiments thereof (including any information on computer disk and any reproductions) shall remain the sole property of the Corporation, and immediately upon request to this effect or immediately upon termination of this Agreement for any reason, the Executive shall promptly deliver to the Corporation all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the Corporation's customers, dealer network, marketing strategies, products and/or processes which contain Confidential Information.

3.4 Covenant Not To Compete. During the Term (as previously defined in 1.3), the Executive shall not, on his own behalf or on behalf of another, either alone or in combination with others, directly or indirectly, in any capacity whatsoever (including, without limitation, as an Executive, employer, principal, agent, joint venture, partner, shareholder or other equityholder, independent contractor, licensor, licensee, franchisor, franchisee, distributor, consultant, supplier or trustee):

                  (i) engage anywhere in Canada and the United States of America (hereinafter the "Territory") in any aspect of the Business for purposes which are competitive with the Business as conducted by the Corporation;

                  (ii) have any ownership or equity interest in any business, firm, corporation, joint venture, partnership or other entity engaged in any aspect of the Business in the Territory (other than 5% or less of a publicly traded Corporation); or

                  (iii) consult  with or assist any  person,  moral or  physical
                        (other than the Corporation) who or which is engaged in any aspect of the Business in the Territory for purposes which are competitive with the Business as conducted by the Corporation.

3.5 Covenant of Non-Solicitation. During the Term (as previously defined in 1.3), the Executive shall not, on his own behalf or on behalf of another, either alone or in combination with others, directly or indirectly, in any capacity whatsoever (including, without limitation, as an Executive, employer, principal, agent, joint venturer, partner, shareholder, or other equityholder, independent contractor, licensor, licensee, franchisor, franchisee, distributor, consultant, supplier or trustee):


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


                  (i)   solicit  or  assist  any  third  party  to  solicit  any
                        Executives of the Corporation to become an officer, director, Executive or agent of the Corporation or such third party, or otherwise entice away from the employment of the Corporation any Executive of the Corporation; or

                  (ii) (a) canvass or solicit (or procure or assist the canvassing or the soliciting of) any customer of the Corporation for purposes which are competitive with the Business as conducted by the Corporation; or

                  (b) accept (or procure or assist the acceptance of) any business from any customer of the Corporation for purposes which are competitive with the Business as conducted by the Corporation.

3.6 Assignment of Consultation Inventions. The Executive shall disclose and assign to the Corporation any and all materials of a proprietary nature, including, but not limited to, material subject to protection as Confidential Information, trade secrets or as patentable or copyrightable ideas, which the Executive may conceive, invent, create or discover, either solely or jointly with another or others, during the Term, in connection with the rendering of Services hereunder and which relates to or is capable of use in connection with the business of the Corporation or any services or products offered, performed, produced, used, sold or being developed by the Corporation at the time said material is developed as it pertains to Vitalstate.

3.7 Additional Documentation. The Executive will, upon request of the Corporation, either during or at any time after the termination of this Agreement, execute and deliver all papers, including applications for patents or copyrights, and do such other acts (solely at the Corporation `s expense) as may be necessary to obtain and to maintain proprietary rights in the Confidential Information specified in Section 3.6 above and the materials specified in
Section 3.6 above, in any and all countries and to vest title thereto in the Corporation.

3.8 Other Remedies. In the event that the Executive breaches any of the terms contained in this Section 3, the Executive stipulates that said breach will result in immediate and irreparable harm to the business and goodwill of the Corporation and that damages, if any, and remedies at law for such breach would be inadequate. In addition to any and all such remedies available to the Corporation, the Corporation shall therefore be entitled to apply for and receive from any court of competent jurisdiction an injunction to restrain any violation of this Agreement and for such further relief as the court may deem just and proper.

3.9 Hold Harmless. The Company agrees to hold harmless the CFO from any and all liability, including claims, demands, losses, costs, damages, and expenses of every kind and description (including death), or damages to persons or property arising out of or in connection with or occurring during the course of this agreement where liability is founded upon and grows out of the acts or omissions of any of the officers, employees or agents of the Company while acting within the scope of their employment where protection is afforded by Federal, State, and/or local law.


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


3.10 Continuing Obligations. The obligations, duties and liabilities of the Executive pursuant to Section 3 of this Agreement are continuing, absolute and unconditional and shall remain in full force and effect as provided therein despite any termination of this Agreement for any reason whatsoever, including, but not limited to, the expiration of the Term.

4.    TERMINATION

4.1 Termination for Cause; Death or Disability of Executive. In the event of a material breach by the Executive under this Agreement, or upon his death or permanent disability such that the Executive cannot perform the Services hereunder, this Agreement may be terminated by the Corporation without notice or penalty. Notwithstanding the foregoing, any Salary earned by the Executive prior to such termination, death or disability shall remain payable by the Corporation to the Executive or his estate. For purposes of this Agreement, permanent disability means the Executive has been unable, for three consecutive months, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury.

4.2 Termination by Executive. This Agreement may be terminated immediately if the Corporation is no longer capitalized with a 30 day written notice to the Corporation by the Executive, or at any time by the Executive upon three (3) months prior written notice to Corporation.

4.3 Termination by Corporation without Cause or Resignation with Good Reason. Executive will be deemed to have "good reason" to resign in the event: (A) A reduction in Executive's responsibilities or duties. (B) A material breech by the Corporation of its obligations, under Section 2 of this agreement occurs (C) Change in control as defined in Section 4.4 of this agreement. In the event this Executive's employment is voluntarily terminated by the Corporation without cause, for any reason whatsoever or by the Executive's resignation with good reason during the Term, the Corporation shall (i) continue to pay Executive an amount equivalent to his base salary, payable bi-monthly for the duration of the Term.

4.4 Termination Following a Change in Control. In the event this Agreement is terminated by the Corporation pursuant to a change in control of Vitalstate Inc., the Corporation shall (i) continue to pay Executive an amount equivalent to his base salary, payable bi-monthly for the duration of the Term.

5.    MISCELLANEOUS

5.1 Assignment. Except as provided in this Section 5.1, the Executive and the Corporation acknowledge and agree that the covenants, terms and provisions contained in this Agreement and the rights of the parties hereunder cannot be transferred, sold, assigned, pledged, or hypothecated; provided, however that this Agreement shall be binding upon and shall ensure to the benefit of the Corporation and any successor to or assignee of all or substantially all of the business and property of the Corporation. In addition, the Corporation may assign its rights hereunder to a direct or indirect subsidiary, affiliated Corporation, or division of the Corporation without the consent of the Executive.


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

5.2 Capacity. The Executive hereby represents and warrants that, in entering into this Agreement, she is not in violation of any contract or agreement, whether written or oral, with any other person, moral or physical, firm, partnership, corporation or any other entity to which she is a party or by which she is bound and will not violate or interfere with the rights of any other person, firm, partnership, corporation or other entity.

5.3 Entire Agreement. This Agreement contains the entire agreement between the parties and shall not be modified except in writing by the parties hereto. Furthermore, the parties hereto specifically agree that all prior agreements, whether written or oral, relating to the Services to the Corporation shall be of no further force or effect from and after the date hereof.

5.4 Severability. If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severable from this Agreement, but will not effect any other provisions of this Agreement, which otherwise shall remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

5.5 Waiver. The waiver by the Corporation or the Executive of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

5.6 Governing Law. The parties hereto agree that this Agreement shall be construed as to both validity and performance and shall be enforced in accordance with and governed by the laws of New York applicable therein.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                 VITALSTATE US INC.


                                 By:
                                    ------------------------------------------
                                    Name:  Terry A. Giles
                                    Title: President and Chief Executive Officer



                                    ------------------------------------------
                                    Name: Lisa Dalberth



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